PMA CAPITAL [LOGO OMITTED]

Mellon Bank Center   Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

                                                                   PRESS RELEASE


For Release:  Immediate
    Contact:  Albert D. Ciavardelli
              (215) 665-5063

          PMA Capital's Second Quarter 2002 Results Include Significant
          -------------------------------------------------------------
                 Rise in Operating Earnings for Core Businesses
                 ----------------------------------------------

Philadelphia, PA, July 30, 2002 -- PMA Capital (NASDAQ: PMACA) today announced strong premium growth and a significant increase in operating income in its core businesses for the second quarter of 2002. Operating income (loss) excludes net realized investment results and therefore differs from net income (loss) under generally accepted accounting principles.

Excluding run-off operations, after-tax operating income was $10.5 million, or $0.34 per diluted share, for the second quarter of 2002, compared with $5.0 million, or $0.23 per diluted share, for the same period last year. PMA Capital had previously announced on May 1, 2002 its decision to withdraw from the excess and surplus lines (E&S) marketplace previously served by its Caliber One operating segment. As a result of the decision to exit this business, the results of this segment are now reported as run-off operations. Including run-off operations we had an after-tax operating loss of $18.3 million, or $0.59 per diluted share, for the quarter. These second quarter results reflect the previously announced after-tax charge of $28 million, or $0.90 per diluted share, associated with our exit from and run-off of the E&S business.

"I am very pleased with the execution we are getting from both of our well-established specialty insurance businesses. PMA Re and The PMA Insurance Group continue to enjoy excellent growth in premiums and operating earnings in an exceptionally strong underwriting environment. Business flow is quite strong with record levels of submissions affording our underwriters the opportunity to select the better risks, with better terms and conditions," stated John W. Smithson, President and Chief Executive Officer of PMA Capital.

"Our outlook for the remainder of 2002 is for continued favorable underwriting conditions, which we expect will enable us to achieve our full year plan for PMA Re and The PMA Insurance Group. Given the strength of the current underwriting environment and our outlook for continued growth into 2003, we intend to remain disciplined in our underwriting and continue to seek out profitable growth opportunities in our markets. Our effective $250 million universal shelf registration statement should provide PMA Capital with the financial flexibility and capital raising capacity necessary to continue to provide excellent support to our insurance businesses," continued Mr. Smithson.

Excluding run-off operations, for the first six months of 2002, PMA Capital reported after-tax operating income of $20.4 million, or $0.65 per diluted share, compared to pro forma after-tax operating income of $8.7 million, or $0.40 per diluted share, for the same period last year.

Including run-off operations, we had after-tax operating losses of $36.5 million, or $1.17 per diluted share, in the first six months of 2002. For the six months ended June 30, 2001 after-tax operating income was $10.7 million, or $0.49 per diluted share. Results for the first six months of 2001 include an after-tax gain of $6.3 million, or $0.29 per diluted share, from the sale of real estate, as well as a tax benefit of $10.1 million, or $0.46 per diluted share, resulting from the completion of an IRS examination. Partially offsetting the favorable impact on earnings from these events were after-tax operating losses of $14.4 million, or $0.66 per diluted share, for the run-off operations. Pro forma 2001 after-tax operating income excludes the effects of these non-recurring events.

Net Income (Loss)
-----------------
PMA Capital recorded a net loss of $29.7 million, or $0.95 per diluted share, for the second quarter of 2002, compared to net income of $6.0 million, or $0.28 per diluted share, for the second quarter of 2001. For the first six months of 2002, we recorded a net loss of $47.0 million, or $1.50 per diluted share, compared with net income of $14.1 million, or $0.65 per diluted share, for the comparable period last year.

Included in the net loss for the second quarter and first six months of 2002 were after-tax net realized investment losses of $11.4 million and $10.5 million, primarily reflecting impairment losses of $10.3 million after-tax on fixed income securities, including a $9.2 million after-tax loss for WorldCom, Inc. bonds. For the three and six months ended June 30, 2001, after-tax net realized gains were $1.0 million and $3.5 million, respectively.

Operating Revenues
------------------
Operating revenues include net premiums earned, net investment income and other service revenues. Operating revenues for the second quarter of 2002 and 2001 were $301.7 million and $215.5 million, respectively. For the first six months of 2002, operating revenues were $527.7 million, compared to $405.4 million for the same period in 2001. The 40% and 29% increases in revenues for the quarter and year-to-date periods primarily reflect higher net premiums earned.

Financial Condition
-------------------
Total assets were $4.2 billion as of June 30, 2002, compared to $3.8 billion as of December 31, 2001. Shareholders' equity was $559.9 million as of June 30, 2002, compared with $612.0 million as of December 31, 2001. The decline in shareholders' equity primarily reflects the net loss for the period.

Book value per share, excluding unrealized gains and losses on fixed maturities, decreased to $17.71 as of June 30, 2002, compared with $18.78 as of March 31, 2002.

PMA Re
------
PMA Re reported pre-tax operating income of $13.8 million for the second quarter of 2002, up 108% from $6.6 million for the same period last year. Pre-tax operating income for the first six months of 2002 was $26.7 million, an increase of 113% compared with $12.5 million for the first six months of 2001. The increase in pre-tax operating income reflects improved underwriting results and, to a lesser extent, higher net investment income.

Net premiums written were $209.0 million in the second quarter of 2002 and $299.3 for the first six months of 2002. Net premiums written included approximately $44 million for the quarter and six months resulting from stronger than expected premium growth from our treaty ceding companies in the two most recent underwriting years. Excluding this change, net premiums written were $164.8 million and $255.1 million, compared to $85.2 million and $149.1 million for the same periods last year. The increases in net premiums written reflect higher premium volume across all of our underwriting units -- Finite Risk & Financial Products, Traditional and Specialty treaty, and Facultative reinsurance. So far in 2002, rate increases as measured by the level of premium increase on renewed in-force business have averaged approximately 30% on our Traditional and Specialty business.

The combined ratio, as computed using generally accepted  accounting  principles
(GAAP), was 100.3% and 100.4% for the second quarter and first six months of 2002, compared with 105.6% and 107.0% for the same periods last year.

Net investment income was $14.1 million and $27.9 million for the second quarter and first six months of 2002, compared with $11.7 million and $23.8 million for the same periods last year. These improvements primarily reflect higher interest earned on invested assets and funds held assets, partially offset by lower yields on the portfolio.

The PMA Insurance Group
-----------------------
The PMA Insurance Group reported pre-tax operating income of $6.4 million for the second quarter of 2002, up 11% from $5.8 million for the same period last year. For the first six months of 2002, pre-tax operating income was $12.8 million, an increase of 11%, compared with $11.5 million for the same period last year. These increases are primarily due to improved underwriting results, partially offset by lower investment income.

Net premiums written increased 36% to $83.6 million for the second quarter of 2002, compared with $61.6 million for the second quarter of 2001. Net premiums written increased 37% to $260.1 million for the first six months of 2002, compared with $189.5 million for the comparable period last year. The significant growth in premiums primarily reflects improved pricing in all lines of insurance business underwritten by us. To a lesser extent, we continue to see premium growth through an increase in the number of new business accounts written, resulting from our focused marketing efforts in selected territories.

The GAAP combined ratio in 2002 was 103.1% for the second quarter and 103.4% for the first six months of 2002, both of which improved from the corresponding periods last year when the GAAP combined ratio was 106.1% and 105.9%, respectively.

Net investment income decreased by $841,000 and $1.7 million in the second quarter and first six months of 2002, compared with the comparable periods of 2001. These declines reflect a lower invested asset base resulting from the paydown of prior years' losses and, to a lesser extent, lower invested asset yields.

Run-off Operations
------------------
In May 2002, the Company announced its decision to withdraw from the excess and surplus lines marketplace previously served by its Caliber One operating segment. As a result of the decision to exit this business, Caliber One's results are now being reported as Run-off Operations. Results for Run-off Operations were a pre-tax operating loss of $44.4 million in the second quarter of 2002, which includes the previously announced charge of approximately $43 million pre-tax, $28 million after-tax, for costs to exit from and run-off this business. Components of the pre-tax charge include expenses associated with the recognition of $20 million in liabilities for costs, including long-term lease obligations of $7 million and involuntary employee termination benefits of $3 million. In addition, the charge includes $23 million to write-down assets to their estimated net realizable value, including a non-cash charge of $8 million for leasehold improvements and other fixed assets of $7 million and goodwill of $1 million.

Pre-tax operating losses for the Run-off Operations for the first six months of 2002 were $87.5 million and included approximately $40 million for higher than expected prior year loss development in the first quarter of 2002 related to certain casualty and, to a lesser extent, property lines of business; and the $43 million charge to exit from and run-off this business.

For the second quarter and first six months of 2001, the Run-off Operations recorded pre-tax operating income of $57,000 and a pre-tax operating loss of $22.3 million. The pre-tax operating loss for the six months ended June 30, 2001 included net prior year loss development of $17.8 million on certain casualty and property lines of business, primarily professional liability policies for the nursing home class of business.

Corporate and Other
-------------------
The Corporate and Other segment includes unallocated investment income and expenses, including debt service, as well as the results of certain of the Company's real estate properties. For the second quarter of 2002 and 2001, pre-tax operating losses for this segment were $3.7 million and $4.3 million, respectively. Through six months of 2002, Corporate and Other recorded a pre-tax operating loss of $8.0 million, compared to pre-tax operating income of $98,000 for the same period last year.

Results for the first six months of 2001 include a pre-tax gain of $9.8 million from the sale of certain real estate properties. Absent the gain on sale of real estate in 2001, operating results for the segment improved in 2002 primarily due to declines in interest expense of $1.2 million and $2.9 million for the three and six months ended June 30, 2002, compared to the same periods last year. The declines in interest expense reflect a lower amount of debt outstanding and lower interest rates.

Business Outlook
----------------
Based on management's current expectations, the estimated range of consolidated 2002 after-tax operating income from continuing operations is between $1.35 and $1.45 per share, excluding losses from run-off operations, as well as the costs to exit from and run-off this business. This statement is forward-looking, and actual results may differ materially. Please see the Cautionary Statements that follow for the factors that may cause actual results to differ materially from our current expectations.

As a reminder, PMA Capital will hold a conference call with investors beginning at 5:30 p.m. Eastern Time today to review the second quarter 2002 results along with our outlook for full year 2002. The conference call will be available via a live webcast over the Internet at www.pmacapital.com by entering the Investor Information section, clicking on News Releases and then clicking on the microphone icon. Please note that by accessing the conference call via the Internet, you will be in a listen-only mode. The call-in numbers for the conference call are as follows:

             Live Call                            Replay
             ---------                            ------
      800-776-9694 (Domestic)                  800-615-3210 (Domestic)
      952-556-2869 (International)             703-326-3020 (International)

A replay of the conference call will be available over the Internet or by dialing the call-in number for the replay along with the passcode (6106860). The replay will be available from approximately 8:30 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Friday, August 2nd.

Status of Business Outlook
--------------------------
PMA Capital's corporate representatives authorized to speak on behalf of the Company may meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, PMA Capital's spokespersons may reiterate the Business Outlook published in this press release. At the same time, PMA Capital will keep this press release, including this Business Outlook publicly available on its website at http://www.pmacapital.com. Prior to the start of the Quiet Period (described below), the public can continue to rely on this Business Outlook as still being PMA Capital's current expectations on matters covered, unless PMA Capital publishes a press release stating otherwise.

Beginning October 24, 2002, PMA Capital will observe a "Quiet Period" during which the Business Outlook as provided in this press release and the Company's periodic filing on Form 10-Q no longer constitute management's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered historical, speaking as of prior to the beginning of the Quiet Period only and should not be relied upon. The Company expressly disclaims any current intention to update its Business Outlook during the Quiet Period. During the Quiet Period, PMA Capital spokespersons will not comment on the Business Outlook or PMA Capital's financial results or expectations. The Quiet Period will last until PMA Capital's next quarterly Earnings Release is published, currently scheduled for November 7, 2002.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 The statements contained in this press release, including in the Business Outlook section and made by John W. Smithson, and oral statements made by individuals authorized to speak on behalf of PMA Capital Corporation (the "Company") that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company's current operating plans based on assumptions regarding future events. The Company's actual results could differ materially from those expected by the Company's management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

o changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;
o regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, the Company's products or otherwise affect the ability of the Company to conduct its business;
o competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;
o    ability to implement and maintain rate increases;
o the effect of changes in workers' compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;
o the Company's ability to predict and effectively manage claims related to insurance and reinsurance policies;
o the lowering or loss of one or more of the financial strength or claims paying ratings of the Company's insurance subsidiaries;
o    adequacy of reserves for claim liabilities;
o adverse property and casualty loss development for events the Company insured in prior years;
o    the  uncertain   nature  of  damage  theories  and  loss  amounts  and  the development of additional facts related to the attack on the World Trade Center;
o uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;
o    adequacy and collectibility of reinsurance purchased by the Company;
o    severity of natural disasters and other catastrophes;
o    reliance on key management; and
o other factors disclosed from time to time in the Company's most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PMA Capital's Second Quarter Statistical Supplement, which provides more detailed historical information about PMA Capital and its insurance businesses, is available on our website. Please see the Investor Information section of our website at http://www.pmacapital.com. You may also obtain a copy of this supplement from the Company by sending your request to:

                  Albert Ciavardelli
                  Vice President - Finance
                  PMA Capital Corporation
                  1735 Market Street
                  Philadelphia, PA 19103

Alternatively, you may submit your request by telephone (215.665.5063) or by e-mail to aciavardelli@pmare.com.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital's subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers' compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group.

                             PMA Capital Corporation
                            GAAP Financial Highlights
                (Dollars in thousands, except per share amounts)

------------------------------------------------------------------------------------------
                                                              Three months ended June 30,
Income Statement Data:                                        2002                   2001
------------------------------------------------------------------------------------------
Net premiums written:
       PMA Re                                         $    208,982           $     85,196
       The PMA Insurance Group                              83,647                 61,621
       Run-off Operations                                   10,089                 28,117
       Corporate and Other                                    (215)                  (201)
                                                      ------------           ------------
Consolidated                                          $    302,503           $    174,733
                                                      ============           ============

Revenues:
Net premiums earned:
       PMA Re                                         $    168,991           $     89,414
       The PMA Insurance Group                             100,689                 81,458
       Run-off Operations                                    5,335                 19,788
       Corporate and Other                                    (215)                  (201)
                                                      ------------           ------------
Consolidated net premiums earned                           274,800                190,459
Net investment income                                       23,200                 22,043
Realized gains (losses)                                    (17,552)                 1,561
Other revenues                                               3,691                  3,012
                                                      ------------           ------------
Consolidated revenues                                 $    284,139           $    217,075
                                                      ============           ============

Components of operating income (loss) (1):
       PMA Re                                         $     13,769           $      6,611
       The PMA Insurance Group                               6,387                  5,773
       Run-off Operations                                  (44,407)                    57
       Corporate and Other                                  (3,747)                (4,276)
                                                      ------------           ------------
Pre-tax operating income (loss)                       $    (27,998)          $      8,165
                                                      ============           ============
After-tax operating income (loss)                     $    (18,340)          $      5,025
                                                      ============           ============
Net income (loss)                                     $    (29,749)          $      6,040
                                                      ============           ============

Weighted average common shares outstanding:
       Basic                                            31,279,419             21,520,461
       Diluted                                          31,279,419             21,861,063

After-tax operating income (loss) per share:
       Basic                                          $      (0.59)          $       0.23
                                                      ============           ============
       Diluted                                        $      (0.59)          $       0.23
                                                      ============           ============

Net income (loss) per share:
       Basic                                          $      (0.95)          $       0.28
                                                      ============           ============
       Diluted                                        $      (0.95)          $       0.28
                                                      ============           ============

------------------------------------------------------------------------------------------

(1) Operating income (loss) differs from net income(loss) under generally accepted accounting principles ("GAAP") because operating income(loss) excludes net realized investment gains and losses. Pre-tax operating income
     (loss) is defined as income (loss) from continuing operations before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

                             PMA Capital Corporation
                       Pro Forma Financial Highlights (1)
                (Dollars in thousands, except per share amounts)

------------------------------------------------------------------------------------------------------------
                                                                              Three months ended June 30,
Income Statement Data:                                                          2002                   2001
------------------------------------------------------------------------------------------------------------
 Net premiums written:
        PMA Re                                                          $    208,982           $     85,196
        The PMA Insurance Group                                               83,647                 61,621
        Corporate and Other                                                     (215)                  (201)
                                                                        ------------           ------------
 Net premiums written - continuing operations                           $    292,414           $    146,616
                                                                        ============           ============
 Revenues:
 Net premiums earned:
        PMA Re                                                          $    168,991           $     89,414
        The PMA Insurance Group                                              100,689                 81,458
        Corporate and Other                                                     (215)                  (201)
                                                                        ------------           ------------
 Net premiums earned - continuing operations                                 269,465                170,671
 Net investment income                                                        22,961                 21,377
 Realized gains (losses)                                                     (17,538)                 1,041
 Other revenues                                                                3,691                  3,012
                                                                        ------------           ------------
 Revenues - Continuing operations                                            278,579                196,101
 Revenues - Run-off Operations                                                 5,560                 20,974
                                                                        ------------           ------------
 Consolidated revenues - total                                          $    284,139           $    217,075
                                                                        ============           ============

 Components of operating income (2):
 Pre-tax operating income from continuing operations:
        PMA Re                                                          $     13,769           $      6,611
        The PMA Insurance Group                                                6,387                  5,773
        Corporate and Other                                                   (3,747)                (4,276)
                                                                        ------------           ------------
 Pre-tax operating income - Continuing operations                       $     16,409           $      8,108
                                                                        ============           ============

 After-tax operating income - Continuing operations                     $     10,530           $      4,956
 Realized gains (losses) - Continuing operations                             (11,400)                   677
 Income (loss) from Run-off Operations, net of tax                           (28,879)                   407
                                                                        ------------           ------------
 Net income (loss)                                                      $    (29,749)          $      6,040
                                                                        ============           ============

 Weighted average common shares outstanding:
        Basic                                                             31,279,419             21,520,461
        Diluted                                                           31,279,419             21,861,063

 After-tax operating income per share - Continuing operations:
        Basic                                                           $       0.34           $       0.23
                                                                        ============           ============
        Diluted                                                         $       0.34           $       0.23
                                                                        ============           ============

 Income (loss) per share - Continuing operations:
        Basic                                                           $      (0.03)          $       0.26
                                                                        ============           ============
        Diluted                                                         $      (0.03)          $       0.26
                                                                        ============           ============

------------------------------------------------------------------------------------------------------------

(1) Pro forma financial highlights represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations.
(2) Operating income (loss) differs from net income (loss) under generally accepted accounting principles ("GAAP") because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income
     (loss) is defined as income (loss) from continuing operations before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

                             PMA Capital Corporation
                            GAAP Financial Highlights
                (Dollars in thousands, except per share amounts)

--------------------------------------------------------------------------------------------------
                                                                   Six months ended June 30,
Income Statement Data:                                              2002                   2001
--------------------------------------------------------------------------------------------------
Net premiums written:
       PMA Re                                               $    299,307           $    149,123
       The PMA Insurance Group                                   260,100                189,486
       Run-off Operations                                         32,170                 31,548
       Corporate and Other                                          (433)                  (403)
                                                            ------------           ------------
Consolidated                                                $    591,144           $    369,754
                                                            ============           ============
Revenues:
Net premiums earned:
       PMA Re                                               $    251,032           $    163,308
       The PMA Insurance Group                                   206,340                161,576
       Run-off Operations                                         17,535                 20,190
       Corporate and Other                                          (433)                  (403)
                                                            ------------           ------------
Consolidated net premiums earned                                 474,474                344,671
Net investment income                                             45,786                 44,376
Realized gains (losses)                                          (16,160)                 5,312
Other revenues                                                     7,414                 16,315
                                                            ------------           ------------
Consolidated revenues                                       $    511,514           $    410,674
                                                            ============           ============

Components of operating income (loss) (1):
       PMA Re                                               $     26,706           $     12,533
       The PMA Insurance Group                                    12,794                 11,490
       Run-off Operations                                        (87,495)               (22,256)
       Corporate and Other                                        (7,980)                    98
                                                            ------------           ------------
Pre-tax operating income (loss)                             $    (55,975)          $      1,865
                                                            ============           ============
After-tax operating income (loss)                           $    (36,492)          $     10,678
                                                            ============           ============
Net income (loss)                                           $    (46,996)          $     14,131
                                                            ============           ============
Weighted average common shares outstanding:
       Basic                                                  31,240,098             21,511,941
       Diluted                                                31,240,098             21,875,746
After-tax operating income (loss) per share:
       Basic                                                $      (1.17)          $       0.49
                                                            ============           ============
       Diluted                                              $      (1.17)          $       0.49
                                                            ============           ============
Net income (loss) per share:
       Basic                                                $      (1.50)          $       0.66
                                                            ============           ============
       Diluted                                              $      (1.50)          $       0.65
                                                            ============           ============

Balance Sheet Data:                                         June 30,2002      December 31, 2001
-------------------                                         ------------      -----------------
Total assets                                                $  4,214,565           $  3,802,979
Shareholders' equity                                        $    559,901           $    612,006
Shareholders' equity per share (including FAS 115)          $      17.88           $      19.64
Shareholders' equity per share (excluding FAS 115)          $      17.71           $      19.46
--------------------------------------------------------------------------------------------------

(1) Operating income (loss) differs from net income (loss) under generally accepted accounting principles ("GAAP") because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income
     (loss) is defined as income (loss) from continuing operations before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

                             PMA Capital Corporation
                       Pro Forma Financial Highlights (1)
                (Dollars in thousands, except per share amounts)

----------------------------------------------------------------------------------------------------
                                                                      Six months ended June 30,
Income Statement Data:                                                     2002              2001
----------------------------------------------------------------------------------------------------
 Net premiums written:
        PMA Re                                                     $    299,307      $    149,123
        The PMA Insurance Group                                         260,100           189,486
        Corporate and Other                                                (433)             (403)
                                                                   ------------      ------------
 Net premiums written - continuing operations                      $    558,974      $    338,206
                                                                   ============      ============

 Revenues:
 Net premiums earned:
        PMA Re                                                     $    251,032      $    163,308
        The PMA Insurance Group                                         206,340           161,576
        Corporate and Other                                                (433)             (403)
                                                                   ------------      ------------
 Net premiums earned - continuing operations                            456,939           324,481
 Net investment income                                                   45,324            43,023
 Realized gains (losses)                                                (16,262)            3,448
 Other revenues                                                           7,414             6,552
                                                                   ------------      ------------
 Revenues - Continuing operations                                       493,415           377,504
 Revenues - Run-off Operations                                           18,099            23,407
 Gain on sale of real estate                                                  -             9,763
                                                                   ------------      ------------
 Consolidated revenues - total                                     $    511,514      $    410,674
                                                                   ============      ============

 Components of operating income (2):
 Pre-tax operating income from continuing operations:
        PMA Re                                                     $     26,706      $     12,533
        The PMA Insurance Group                                          12,794            11,490
        Corporate and Other                                              (7,980)           (9,665)
                                                                   ------------      ------------
 Pre-tax operating income - Continuing operations                  $     31,520      $     14,358
                                                                   ============      ============

 After-tax operating income - Continuing operations                $     20,373      $      8,655
 Realized gains (losses) - Continuing operations                        (10,571)            2,242
 Loss from Run-off Operations, net of tax                               (56,798)          (13,212)
 Gain on sale of real estate, net of tax                                      -             6,346
 Tax benefit - IRS examination                                                -            10,100
                                                                   ------------      ------------
 Net income (loss)                                                 $    (46,996)     $     14,131
                                                                   ============      ============

 Weighted average common shares outstanding:
        Basic                                                        31,240,098        21,511,941
        Diluted                                                      31,240,098        21,875,746

 After-tax operating income per share - Continuing operations:
        Basic                                                      $       0.65      $       0.40
                                                                   ============      ============
        Diluted                                                    $       0.65      $       0.40
                                                                   ============      ============

 Income per share - Continuing operations:
        Basic                                                      $       0.31      $       0.51
                                                                   ============      ============
        Diluted                                                    $       0.31      $       0.50
                                                                   ============      ============

----------------------------------------------------------------------------------------------------

(1) Pro forma financial highlights represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations and to separately report the effect on 2001 results of a gain on real estate and a tax benefit recognized upon completion of an IRS examination. This presentation is provided for informational purposes only and is not in conformity with GAAP.
(2) Operating income (loss) differs from net income (loss) under generally accepted accounting principles ("GAAP") because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income
     (loss) is defined as income (loss) from continuing operations before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

                             PMA Capital Corporation
                        GAAP Consolidated Balance Sheets
                             (Dollars in thousands)

----------------------------------------------------------------------------------
                                                        June 30,     December 31,
                                                            2002             2001
----------------------------------------------------------------------------------
Assets:
Investments and cash:
      Fixed maturities available for sale            $ 1,409,827      $ 1,425,281
      Short-term investments                             506,866          350,054
      Cash                                                 9,493           20,656
                                                     -----------      -----------
      Total investments and cash                       1,926,186        1,795,991
Accrued investment income                                 20,105           19,121
Premiums receivable                                      383,323          301,104
Reinsurance receivable                                 1,350,211        1,210,764
Deferred income taxes                                    107,051           82,120
Deferred acquisition costs                                83,683           64,350
Funds held by reinsureds                                 148,104          145,239
Other assets                                             195,902          184,290
                                                     -----------      -----------
      Total assets                                   $ 4,214,565      $ 3,802,979
                                                     ===========      ===========

Liabilities:
Unpaid losses and loss adjustment expenses           $ 2,394,229      $ 2,324,439
Unearned premiums                                        439,003          308,292
Short-term debt                                           62,500           62,500
Accounts payable, accrued expenses
      and other liabilities                              251,271          217,490
Funds held under reinsurance treaties                    236,102          227,892
Dividends to policyholders                                18,205           17,132
Payable under securities loan agreements                 253,354           33,228
                                                     -----------      -----------
      Total liabilities                                3,654,664        3,190,973
                                                     -----------      -----------

Shareholders' Equity:
Class A Common stock                                     171,090          171,090
Additional paid-in capital                               109,331          109,331
Retained earnings                                        326,510          382,165
Accumulated other comprehensive income                     5,766            5,375
Notes receivable from officers                               (61)            (158)
Treasury stock, at cost                                  (52,735)         (55,797)
                                                     -----------      -----------
      Total shareholders' equity                         559,901          612,006
                                                     -----------      -----------
      Total liabilities and shareholders' equity     $ 4,214,565      $ 3,802,979
                                                     ===========      ===========

----------------------------------------------------------------------------------

                             PMA Capital Corporation
                   GAAP Consolidated Statements of Operations
                             (Dollars in thousands)

------------------------------------------------------------------------------
                                                 Three months ended June 30,
                                                     2002                2001
------------------------------------------------------------------------------
Gross premiums written                          $ 393,129           $ 218,661
                                                =========           =========

Net premiums written                            $ 302,503           $ 174,733
                                                =========           =========

Revenues:
Net premiums earned                             $ 274,800           $ 190,459
Net investment income                              23,200              22,043
Net realized investment gains (losses)            (17,552)              1,561
Other revenues                                      3,691               3,012
                                                ---------           ---------
      Total revenues                              284,139             217,075
                                                ---------           ---------
Expenses:
Losses and loss adjustment expenses               206,009             142,816
Acquisition expenses                               64,318              39,825
Operating expenses                                 56,387              20,249
Dividends to policyholders                          2,403               2,683
Interest expense                                      572               1,776
                                                ---------           ---------
      Total losses and expenses                   329,689             207,349
                                                ---------           ---------

Pre-tax income (loss)                             (45,550)              9,726
                                                ---------           ---------
Income tax expense (benefit):
      Current                                        --                 3,233
      Deferred                                    (15,801)                453
                                                ---------           ---------
Total income tax expense (benefit)                (15,801)              3,686
                                                ---------           ---------

Net income (loss)                               $ (29,749)          $   6,040
                                                =========           =========

Pre-tax operating income (loss)                 $ (27,998)          $   8,165
                                                =========           =========

After-tax operating income (loss)               $ (18,340)          $   5,025
                                                =========           =========


------------------------------------------------------------------------------

                             PMA Capital Corporation
               Pro Forma Consolidated Statements of Operations (1)
                             (Dollars in thousands)

-------------------------------------------------------------------------------------------
                                                             Three months ended June 30,
                                                                 2002                2001
-------------------------------------------------------------------------------------------
Gross premiums written                                      $ 350,017           $ 187,249
                                                            =========           =========

Net premiums written                                        $ 292,414           $ 146,616
                                                            =========           =========

Revenues:
Net premiums earned                                         $ 269,465           $ 170,671
Net investment income                                          22,961              21,377
Net realized investment gains (losses)                        (17,538)              1,041
Other revenues                                                  3,691               3,012
                                                            ---------           ---------
      Total revenues                                          278,579             196,101
                                                            ---------           ---------
Expenses:
Losses and loss adjustment expenses                           195,879             127,346
Acquisition expenses                                           61,124              36,773
Operating expenses                                             19,730              18,374
Dividends to policyholders                                      2,403               2,683
Interest expense                                                  572               1,776
                                                            ---------           ---------
      Total losses and expenses                               279,708             186,952
                                                            ---------           ---------

Pre-tax income (loss) - Continuing operations                  (1,129)              9,149
                                                            ---------           ---------
Income tax expense (benefit):
      Current                                                    --                 3,611
      Deferred                                                   (259)                (95)
                                                            ---------           ---------
Total income tax expense (benefit)                               (259)              3,516
                                                            ---------           ---------

Income (loss) from Continuing operations                         (870)              5,633
Income (loss) from Run-off operations, net of tax             (28,879)                407
                                                            ---------           ---------

Net income (loss)                                           $ (29,749)          $   6,040
                                                            =========           =========

Pre-tax operating income - Continuing operations            $  16,409           $   8,108
                                                            =========           =========

After-tax operating income - Continuing operations          $  10,530           $   4,956
                                                            =========           =========

-------------------------------------------------------------------------------------------

(1)  Pro forma Consolidated Statements of Operations represent our reported GAAP
     results   adjusted  to  report  the  results  of  Caliber  One  as  Run-off operations.

                             PMA Capital Corporation
                   GAAP Consolidated Statements of Operations
                             (Dollars in thousands)

--------------------------------------------------------------------------------
                                                   Six months ended June 30,
                                                     2002                2001
--------------------------------------------------------------------------------

Gross premiums written                          $ 780,937           $ 474,674
                                                =========           =========

Net premiums written                            $ 591,144           $ 369,754
                                                =========           =========

Revenues:
Net premiums earned                             $ 474,474           $ 344,671
Net investment income                              45,786              44,376
Net realized investment gains (losses)            (16,160)              5,312
Other revenues                                      7,414              16,315
                                                ---------           ---------
      Total revenues                              511,514             410,674
                                                ---------           ---------
Expenses:
Losses and loss adjustment expenses               392,227             288,495
Acquisition expenses                              105,812              64,811
Operating expenses                                 78,504              39,426
Dividends to policyholders                          6,007               6,794
Interest expense                                    1,099               3,971
                                                ---------           ---------
      Total losses and expenses                   583,649             403,497
                                                ---------           ---------

Pre-tax income (loss)                             (72,135)              7,177
                                                ---------           ---------

Income tax expense (benefit):
      Current                                        --                   592
      Deferred                                    (25,139)             (7,546)
                                                ---------           ---------
Total income tax benefit                          (25,139)             (6,954)
                                                ---------           ---------

Net income (loss)                               $ (46,996)          $  14,131
                                                =========           =========

Pre-tax operating income (loss)                 $ (55,975)          $   1,865
                                                =========           =========

After-tax operating income (loss)               $ (36,492)          $  10,678
                                                =========           =========

--------------------------------------------------------------------------------

                             PMA Capital Corporation
               Pro Forma Consolidated Statements of Operations (1)
                             (Dollars in thousands)

-------------------------------------------------------------------------------------------
                                                               Six months ended June 30,
                                                                 2002                2001
-------------------------------------------------------------------------------------------
Gross premiums written                                      $ 680,977           $ 410,536
                                                            =========           =========

Net premiums written                                        $ 558,974           $ 338,206
                                                            =========           =========
Revenues:
Net premiums earned                                         $ 456,939           $ 324,481
Net investment income                                          45,324              43,023
Net realized investment gains (losses)                        (16,262)              3,448
Other revenues                                                  7,414               6,552
                                                            ---------           ---------
      Total revenues                                          493,415             377,504
                                                            ---------           ---------
Expenses:
Losses and loss adjustment expenses                           331,284             251,163
Acquisition expenses                                          100,540              62,226
Operating expenses                                             39,227              35,544
Dividends to policyholders                                      6,007               6,794
Interest expense                                                1,099               3,971
                                                            ---------           ---------
      Total losses and expenses                               478,157             359,698
                                                            ---------           ---------

Pre-tax income - Continuing operations                         15,258              17,806
                                                            ---------           ---------
Income tax expense (benefit):
      Current                                                    --                (3,194)
      Deferred                                                  5,456              10,103
                                                            ---------           ---------
Total income tax expense                                        5,456               6,909
                                                            ---------           ---------

Income from Continuing operations                               9,802              10,897
Loss from Run-off operations, net of tax                      (56,798)            (13,212)
Gain on sale of real estate, net of tax                          --                 6,346
Tax benefit - IRS examination                                    --                10,100
                                                            ---------           ---------

Net income (loss)                                           $ (46,996)          $  14,131
                                                            =========           =========

Pre-tax operating income - Continuing operations            $  31,520           $  14,358
                                                            =========           =========

After-tax operating income - Continuing operations          $  20,373           $   8,655
                                                            =========           =========

-------------------------------------------------------------------------------------------

(1) Pro forma Consolidated Statements of Operations represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations and to separately report the effect on 2001 results of a gain on real estate and a tax benefit recognized upon completion of an IRS examination. This presentation is provided for informational purposes only and is not in conformity with GAAP.

                             PMA Capital Corporation
                     Consolidating Statements of Operations
                    For the Three Months Ended June 30, 2002
                             (Dollars in thousands)


-------------------------------------------------------------------------------------------------------------------------------
                                                   PMA        Ongoing                      Total
                                                Insurance    Insurance        Corp        Ongoing      Run-off
                                   PMA Re         Group      Operations      & Other     Operations   Operations  Consolidated
-------------------------------------------------------------------------------------------------------------------------------
Gross premiums written            $ 252,781     $  97,451     $ 350,232     $    (215)   $ 350,017    $  43,112    $ 393,129
                                  ===========================================================================================
Net premiums written              $ 208,982     $  83,647     $ 292,629     $    (215)   $ 292,414    $  10,089    $ 302,503
                                  ===========================================================================================

Revenues:
Net premiums earned               $ 168,991     $ 100,689     $ 269,680     $    (215)   $ 269,465    $   5,335    $ 274,800
Net investment income                14,142         9,193        23,335          (374)      22,961          239       23,200
Other revenues                         --           3,309         3,309           382        3,691         --          3,691
                                  -------------------------------------------------------------------------------------------
      Total operating revenues      183,133       113,191       296,324          (207)     296,117        5,574      301,691
                                  -------------------------------------------------------------------------------------------

Expenses:
Losses and LAE                      121,432        74,447       195,879          --        195,879       10,130      206,009
Acquisition expenses                 43,557        17,567        61,124          --         61,124        3,194       64,318
Operating expenses                    4,375        12,387        16,762         2,968       19,730       36,657       56,387
Dividends to policyholders             --           2,403         2,403          --          2,403         --          2,403
Interest expense                       --            --            --             572          572         --            572
                                  -------------------------------------------------------------------------------------------
      Total losses and expenses     169,364       106,804       276,168         3,540      279,708       49,981      329,689
                                  -------------------------------------------------------------------------------------------
Pre-tax operating income (loss)      13,769         6,387        20,156        (3,747)      16,409      (44,407)     (27,998)
Net realized investment losses       (8,823)       (8,715)      (17,538)         --        (17,538)         (14)     (17,552)
                                  -------------------------------------------------------------------------------------------
Pre-tax income (loss)             $   4,946     $  (2,328)    $   2,618     $  (3,747)   $  (1,129)   $ (44,421)   $ (45,550)
                                  ===========================================================================================

Ratios - GAAP basis:
Loss and LAE ratio                     71.9%         73.9%         72.6%
                                  ---------------------------------------
Expense ratio:
Acquisition expenses                   25.8%         17.4%         22.7%
Operating expenses                      2.6%          9.4%          5.1%
                                  ---------------------------------------
Total expense ratio                    28.4%         26.8%         27.8%
                                  ---------------------------------------
Policyholders' dividend ratio            NA           2.4%          0.9%
                                  ---------------------------------------
Combined ratio                        100.3%        103.1%        101.3%
                                  =======================================
Net investment income ratio            -8.4%         -9.1%         -8.7%
                                  ---------------------------------------
Operating ratio                        91.9%         94.0%         92.6%
                                  =======================================
-------------------------------------------------------------------------------------------------------------------------------

                             PMA Capital Corporation
                     Consolidating Statements of Operations
                    For the Three Months Ended June 30, 2001
                             (Dollars in thousands)

-----------------------------------------------------------------------------------------------------------------------
                                                PMA        Ongoing                 Total
                                             Insurance    Insurance     Corp      Ongoing     Run-off
                                   PMA Re      Group     Operations    & Other   Operations  Operations  Consolidated
-----------------------------------------------------------------------------------------------------------------------
Gross premiums written            $111,386    $ 76,064    $187,450    $   (201)   $187,249   $ 31,412     $218,661
                                  =================================================================================

Net premiums written              $ 85,196    $ 61,621    $146,817    $   (201)   $146,616   $ 28,117     $174,733
                                  =================================================================================
Revenues:
Net premiums earned               $ 89,414    $ 81,458    $170,872    $   (201)   $170,671   $ 19,788     $190,459
Net investment income               11,663      10,034      21,697        (320)     21,377        666       22,043
Other revenues                        --         2,726       2,726         286       3,012       --          3,012
                                  ---------------------------------------------------------------------------------
      Total operating revenues     101,077      94,218     195,295        (235)    195,060     20,454      215,514
                                  ---------------------------------------------------------------------------------

Expenses:
Losses and LAE                      67,333      60,013     127,346        --       127,346     15,470      142,816
Acquisition expenses                22,349      14,424      36,773        --        36,773      3,052       39,825
Operating expenses                   4,784      11,325      16,109       2,265      18,374      1,875       20,249
Dividends to policyholders            --         2,683       2,683        --         2,683       --          2,683
Interest expense                      --          --          --         1,776       1,776       --          1,776
                                  ---------------------------------------------------------------------------------
      Total losses and expenses     94,466      88,445     182,911       4,041     186,952     20,397      207,349
                                  ---------------------------------------------------------------------------------
Pre-tax operating income (loss)      6,611       5,773      12,384      (4,276)      8,108         57        8,165
Net realized investment gains          559         482       1,041        --         1,041        520        1,561
                                  ---------------------------------------------------------------------------------
Pre-tax income (loss)             $  7,170    $  6,255    $ 13,425    $ (4,276)   $  9,149   $    577     $  9,726
                                  =================================================================================

Ratios - GAAP basis:
Loss and LAE ratio                    75.3%       73.7%       74.5%
                                  ----------------------------------

Expense ratio:
Acquisition expenses                  25.0%       17.7%       21.5%
Operating expenses                     5.3%       11.4%        8.2%
                                  ----------------------------------
Total expense ratio                   30.3%       29.1%       29.7%
                                  ----------------------------------
Policyholders' dividend ratio           NA         3.3%        1.6%
                                  ----------------------------------
Combined ratio                       105.6%      106.1%      105.8%
                                  ==================================
Net investment income ratio          -13.0%      -12.3%      -12.7%
                                  ----------------------------------
Operating ratio                       92.6%       93.8%       93.1%
                                  ==================================
-----------------------------------------------------------------------------------------------------------------------

                             PMA Capital Corporation
                     Consolidating Statements of Operations
                     For the Six Months Ended June 30, 2002
                             (Dollars in thousands)


-------------------------------------------------------------------------------------------------------------------------------
                                                          PMA        Ongoing                     Total
                                                       Insurance    Insurance        Corp       Ongoing      Run-off
                                          PMA Re         Group      Operations      & Other    Operations   Operations  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Gross premiums written                   $ 388,474     $ 292,936     $ 681,410     $    (433)   $ 680,977    $  99,960    $ 780,937
                                         ===========================================================================================
Net premiums written                     $ 299,307     $ 260,100     $ 559,407     $    (433)   $ 558,974    $  32,170    $ 591,144
                                         ===========================================================================================

Revenues:
Net premiums earned                      $ 251,032     $ 206,340     $ 457,372     $    (433)   $ 456,939    $  17,535    $ 474,474
Net investment income                       27,909        18,031        45,940          (616)      45,324          462       45,786
Other revenues                                --           6,898         6,898           516        7,414         --          7,414
                                         -------------------------------------------------------------------------------------------
      Total operating revenues             278,941       231,269       510,210          (533)     509,677       17,997      527,674
                                         -------------------------------------------------------------------------------------------

Expenses:
Losses and LAE                             178,856       152,428       331,284          --        331,284       60,943      392,227
Acquisition expenses                        64,458        36,082       100,540          --        100,540        5,272      105,812
Operating expenses                           8,921        23,958        32,879         6,348       39,227       39,277       78,504
Dividends to policyholders                    --           6,007         6,007          --          6,007         --          6,007
Interest expense                              --            --            --           1,099        1,099         --          1,099
                                         -------------------------------------------------------------------------------------------
      Total losses and expenses            252,235       218,475       470,710         7,447      478,157      105,492      583,649
                                         -------------------------------------------------------------------------------------------
Pre-tax operating income (loss)             26,706        12,794        39,500        (7,980)      31,520      (87,495)     (55,975)
Net realized investment gains (losses)      (8,071)       (8,191)      (16,262)         --        (16,262)         102      (16,160)
                                         -------------------------------------------------------------------------------------------
Pre-tax income (loss)                    $  18,635     $   4,603     $  23,238     $  (7,980)   $  15,258    $ (87,393)   $ (72,135)
                                         ===========================================================================================

Ratios - GAAP basis:
Loss and LAE ratio                            71.2%         73.9%         72.5%
                                         ---------------------------------------
Expense ratio:
Acquisition expenses                          25.7%         17.5%         22.0%
Operating expenses                             3.5%          9.1%          6.1%
                                         ---------------------------------------
 Total expense ratio                          29.2%         26.6%         28.1%
                                         ---------------------------------------
Policyholders' dividend ratio                   NA           2.9%          1.3%
                                         ---------------------------------------
Combined ratio                               100.4%        103.4%        101.9%
                                         =======================================
Net investment income ratio                  -11.1%         -8.7%        -10.0%
                                         ---------------------------------------
Operating ratio                               89.3%         94.7%         91.9%
                                         =======================================
-------------------------------------------------------------------------------------------------------------------------------

                             PMA Capital Corporation
               Pro Forma Consolidating Statements of Operations(1)
                     For the Six Months Ended June 30, 2001
                             (Dollars in thousands)

----------------------------------------------------------------------------------------------------------------------------------
                                                         PMA         Ongoing                   Total
                                                      Insurance     Insurance      Corp       Ongoing     Run-off
                                           PMA Re       Group       Operations    & Other    Operations  Operations   Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Gross premiums written                   $ 192,297    $ 218,642     $ 410,939    $    (403)   $ 410,536   $  64,138    $ 474,674
                                         =========================================================================================
Net premiums written                     $ 149,123    $ 189,486     $ 338,609    $    (403)   $ 338,206   $  31,548    $ 369,754
                                         =========================================================================================

Revenues:
Net premiums earned                      $ 163,308    $ 161,576     $ 324,884    $    (403)   $ 324,481   $  20,190    $ 344,671
Net investment income                       23,836       19,682        43,518         (495)      43,023       1,353       44,376
Other revenues                                --          5,454         5,454        1,098        6,552        --          6,552
                                         -----------------------------------------------------------------------------------------
      Total operating revenues             187,144      186,712       373,856          200      374,056      21,543      395,599
                                         -----------------------------------------------------------------------------------------

Expenses:
Losses and LAE                             132,216      118,947       251,163         --        251,163      37,332      288,495
Acquisition expenses                        33,744       28,482        62,226         --         62,226       2,585       64,811
Operating expenses                           8,651       20,999        29,650        5,894       35,544       3,882       39,426
Dividends to policyholders                    --          6,794         6,794         --          6,794        --          6,794
Interest expense                              --           --            --          3,971        3,971        --          3,971
                                         -----------------------------------------------------------------------------------------
      Total losses and expenses            174,611      175,222       349,833        9,865      359,698      43,799      403,497
                                         -----------------------------------------------------------------------------------------
Pre-tax operating income (loss)             12,533       11,490        24,023       (9,665)      14,358     (22,256)      (7,898)
Net realized investment gains (losses)       4,328         (880)        3,448         --          3,448       1,864        5,312
                                         -----------------------------------------------------------------------------------------
Pre-tax income (loss)                    $  16,861    $  10,610     $  27,471    $  (9,665)   $  17,806   $ (20,392)   $  (2,586)
                                         =========================================================================================

Ratios - GAAP basis:
Loss and LAE ratio                            81.0%        73.6%         77.3%
                                         -------------------------------------
Expense ratio:
Acquisition expenses                          20.7%        17.6%         19.2%
Operating expenses                             5.3%        10.5%          7.9%
                                         -------------------------------------
Total expense ratio                           26.0%        28.1%         27.1%
                                         -------------------------------------
Policyholders' dividend ratio                   NA          4.2%          2.1%
                                         -------------------------------------
Combined ratio                               107.0%       105.9%        106.5%
                                         =====================================
Net investment income ratio                  -14.6%       -12.2%        -13.4%
                                         -------------------------------------
Operating ratio                               92.4%        93.7%         93.1%
                                         =====================================

----------------------------------------------------------------------------------------------------------------------------------


(1) Excludes a gain on sale of real estate of $9.8 million from the Corporate and Other segment.


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